Exhibit 99.1

EIGHTH LEASE AMENDMENT

This AGREEMENT made as of the ___ day of_________ , 2016, between GLOBALFOUNDRIES U.S. 2 LLC, a Delaware limited liability corporation, having a place of business at 2070 Route 52, Hopewell Junction, NY 12533 (the "Landlord") and eMagin Corporation a Delaware corporation, having an office at 2070 Route 52, Hopewell Junction, NY 12533 (the "Tenant").

WITNESSETH

(Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Lease).

WHEREAS, International Business Machines Corporation and the Tenant entered into a written Agreement of Lease dated May 28,1999, as amended by First Amendment dated July 9, 1999, Second Amendment dated January 29, 2001, Third Amendment dated May 8, 2002, Fourth Amendment dated November 29, 2004, Fifth Amendment dated September 1, 2006, Sixth Amendment dated May 27, 2009, and Seventh Amendment dated May 2, 2014, which was subsequently conveyed to Landlord on July 1, 2015 (collectively, the "Lease").

WHEREAS, the Tenant desires to further extend the Term of the Lease and make other modifications to the Lease related thereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed to amend the Lease as follows.

1.	The Term of the Lease is hereby extended for a period of five (5) years (“8th Amendment Extended Term”) from May 31, 2019 and expiring on May 31, 2024(“Expiration Date”), (unless sooner terminated as hereinafter provided) upon the same covenants, agreements, provisions and conditions that are then contained in the Lease, except with respect to Base Rent and as may be specifically provided herein. Tenant shall pay Base Rent for the Premises during the 8th Amendment Extended Term in accordance with Schedule B dated December 1, 2015 attached hereto and made a part hereof (“Schedule B”) which shall serve to replace all prior Schedule Bs. Landlord and Tenant have mutually agreed to relocate the Building 334 office space (6,554 sq ft) to Building 330C, in an unfinished space adjacent to the eMagin cleanroom currently located in Building 330C, or at the Landlord’s sole discretion, to a comparable space onsite. The cost to retrofit this proposed space will be at the expense of the Landlord or its assigns. The rate applies the same as described in Schedule A (“Schedule A”).

2.	(a) Tenant shall have the one-time option (“Office Option”) to lease additional office space comprised of 2,000 square feet, located in Building 330C or a comparable building (“Added Office Space”), under all of the terms then contained in the Lease except for Base Rent and any of Landlord’s then current Building Rules and Regulations. Landlord will provide notice to Tenant of the anticipated date for when the design work will begin for retrofitting the space in Building 330C or a comparable space onsite related to the relocation from Building 334. Tenant will have ten (10) business days from the receipt of notice to exercise the Office Option. Landlord will submit to Tenant for approval the design plans for retrofitting the Added Office Space and estimated cost for such retrofit.

(b) If Tenant shall have timely exercised the added Office Option and approved the designs and estimated cost and expenses, Landlord shall deliver the Added Office Space to Tenant vacant and free of all occupants no later than the date which is three (3) months after the date when the design work is complete and agreed upon. Tenant shall accept possession of the Added Office Space in its then "AS IS" condition "WITH ALL FAULTS" and Landlord shall not be required to perform any work or furnish any materials in connection with the Added Office Space prior to or during the Term, provided, however that Tenant shall accept possession of added work space only when the area is approved for use. Upon request by Tenant, Landlord will provide a Certificate of Occupancy for the building and any other documents required by the local governing body for occupancy of the building. Tenant is solely responsible for all costs and expenses associated with retrofitting the Added Office Space so long as those do not exceed the estimate by more than 10%. Upon delivery to Tenant, the Added Office Space shall be added to, and become a part of, the Premises upon the same covenants, agreements, provisions and conditions (other than Base Rent) that are then contained in this Lease, and the parties shall execute an amendment confirming such delivery date (the “Added Space Commencement Date”), containing revised Schedules A and B noting the Added Office Space and the Base Rent, and any other relevant details. Tenant shall pay Base Rent for the Added Office Space beginning on the Added Office Space Commencement Date.

(c) If Tenant does not timely exercise the Office Option, any right of Tenant to lease the Added Office Space shall be void, and of no force and effect.

3.	The first three sentences of Paragraph 5(b) of the Lease shall be replaced with the following:

The Tenant will pay the rent, including Base Rent and additional rent as hereinafter described, without deduction, set off or demand, to c/o Fell Leasing Admin, PO Box 5133, Oak Brook, IL 60522, or to such other Person (defined in PARAGRAPH 33(m)) or at such other place as the Landlord may designate in writing. The words Base Rent and additional rent are sometimes together called the "rent." Checks for the payment of rent shall be made payable to "GLOBALFOUNDRIES U.S. 2 LLC."

4.	As a clarification, the Landlord has and shall throughout the Term, shall continue to have the unrestricted right to sell, transfer, lease, license, charge or otherwise dispose of all or any part of its interest in the Building or any interest of the Landlord in this Lease. In the event of any sale, transfer, lease or other disposition the Landlord shall thereupon, and without further agreement, be released of all liability under this Lease arising from and after such disposition. If required by the Landlord in connection with any sale, transfer, charge or other disposition the Tenant shall, within five (5) business days of request, provide to the Landlord, prospective purchasers and mortgagees and their respective agents and consultants, access to the current financial statements of the Tenant. If the Tenant is listed on a recognized stock exchange the United States, the Tenant agrees to provide instead copies of the Tenant's annual reports, quarterly reports and all other publicly distributed reporting materials.
5.	Any notice, request or demand under this Lease shall be in writing (except where oral notice is specifically provided for in this Lease) and shall be considered properly delivered when addressed as hereinafter provided, and (a) served personally, (b) sent by registered or certified (return receipt requested) and deposited in a United States general or branch post office, or (c) sent by a private overnight mail carrier. Any notice, request or demand by Tenant to Landlord shall be addressed to:

GLOBALFOUNDRIES U.S. 2 LLC

Hudson Valley Research Park

Mail Drop 85X

2070 Route 52

Hopewell Junction, New York 12533

Attn: FAB 10 Tenant Relations, Program Manager

and an additional copy to:

GLOBALFOUNDRIES U.S. 2 LLC
Hudson Valley Research Park
Mail Box 82X
2070 Route 52
Hopewell Junction, New York 12533

Attn: Site Counsel - Legal Services

And , if requested in writing by Landlord, similarly and simultaneously given to such other parties as Landlord may request.

Any notice, request or demand by Landlord to Tenant shall be addressed to:

eMagin Corporation

Hudson Valley Research Park

2070 Rte 52

Hopewell Junction, New York 12533

Attn: Chief Financial Officer

with a copy addressed and simultaneously given to:

eMagin Corporation

Hudson Valley Research Park

2070 Route 52

Hopewell Junction, New York 12533

Attn: Chief Executive Officer

until otherwise directed in writing by Tenant; and, if requested in writing by Tenant, similarly and simultaneously given to such other parties as Tenant may request. All notices shall be deemed given on the date of actual receipt by the party to whom the notice is addressed. Rejection or other refusal to accept a notice, request or demand, or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, request or demand sent.

6.	Each party will be familiar with and will strictly comply with all Laws related to bribery, corruption, and prohibited business practices. The parties and their affiliates have not and will not, for the purpose of unlawfully influencing or inducing anyone to influence decisions in favor of Landlord, Tenant or any of either part’s Affiliates, offer, promise or make or agree to make, directly or indirectly (a) any political contributions of any kind or any payment to or for the benefit of any public official, whether elected or appointed, (b) any payment for gifts, meals, travel or other value for a government employee or his/her family members or (c) any payments or gifts (of money or anything of value) to anyone. The parties shall not, under any circumstances, reimburse on another for any such political contributions, payments or gifts.
7.	Schedule A dated 6/1/2009 is replaced with Schedule A dated 12/1/2015 attached hereto.
8.	Schedule B dated 6/1/2009 is replaced with Schedule B dated 12/1/2015 attached hereto.
9.	Schedule D dated 6/1/2009 is replaced with Schedule D dated 12/1/2015 attached hereto.

Except as herein modified, the Lease shall continue in full force and effect without change.

IN WITNESS WHEREOF, this instrument has been executed by the duly authorized representatives of the parties hereto as of the day and year first above written.

GLOBALFOUNDRIES U.S. 2 LLC

By:	/s/ Steve Groseclose
Title:	Steve Groseclose Sr. Director, Risk Management, Sustainability & Real Estate Manager

eMagin Corporation

By:	/s/ Andrew Sculley
Title:	Andrew Sculley Chief Executive Officer

Schedule A

eMagin Corporation              December 1, 2015

Computation Schedule

Building	Space Type	Net Productive Square Feet	Rate ($/NPSF	Annual Base Rent	Monthly Base Rent
B/334	Office	6,554	$14.55	$95,360.70	$7,946.73
B/330C	Office	1,606	$14.55	$23,367.30	$1,947.28
	Dry	5,850	$20.26	$118,521.00	$9,876.75
	Clean	16,316	$37.00	$603,692.00	$50,307.67
	Storage	6,524	$5.88	$38,361.12	$3,196.76
Totals		36,850		$879,302.12	$73,275.18

Deriving Net Rentable Square Footage

	Net Productive	NP to NR	Net Rentable
Building	Square Feet	Factor	Square Feet
B/334	6,554	1.47	9,634
B/330C	30,296	1.26	38,173
Total	36,850		47,807

Schedule B Effective Date December 1, 2015

eMagin Corporation

Base Payment Schedule

5 Year term 6/1/14 - 5/31/19

5 Year extension 6/1/19 - 5/31/24

		1	2	3	4	5	6	7	8	9	10
	2014	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**	**2023**	**2024**
January		$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21
February		$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21
March		$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21
April		$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21
May		$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21
June	free	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21	
July	free	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21	
August	$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21	
September	$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21	
October	$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21	
November	$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21	
December	$73,275.18	$73,275.18	$73,275.18	$74,740.68	$76,235.50	$76,235.50	$76,235.50	$76,235.50	$77,760.21	$77,760.21	
	=======	=======	=======	=======	=======	=======	=======	=======	=======	=======	=======
	$366,375.90	$879,302.16	$879,302.16	$889,560.66	$907,351.90	$914,826.00	$914,826.00	$914,826.00	$925,496.97	$933,122.52	$388,801.05
					Total 5Yr Term	$4,303,070.28				Total 5Yr Ext Term	$4,610,723.04
										Total 10 Yrs	$8,913,793.32

Note:

1) Rent stays flat, (6/1/14 - 5/31/17)
2) Rent increases 2%/year (6/1/17 - 5/31/19)
3) Rent flat, (6/1/19 - 5/31/22)
4) Rent increase 2%/year (6/1/22 - 5/31/23)
5) Rent flat, (6/1/23 - 5/31/24)